                                                                    Exhibit 18



                         REGISTRATION RIGHTS AGREEMENT

                                                                  May 28, 1999



To the several persons
  named at the foot hereof:

Ladies and Gentlemen:


         WHEREAS, Prism Financial Corporation, a Delaware corporation (the "Company"), is undertaking an initial public offering of its Common Stock (as defined herein) pursuant to an underwriting agreement, dated as of the date hereof, by and among the Company, the Initial Shareholders (as defined herein) and the underwriters named therein (the "Underwriting Agreement");

         WHEREAS, in connection with the Company's initial public offering, the Company and each Initial Shareholder have entered into a Share Exchange Agree ment or received shares of the Company pursuant to acquisition agreements, such that upon consummation of the Company's initial public offering, each Initial Shareholder shall own the number of shares of Common Stock set forth opposite such Initial Shareholder's name on Annex I hereto; and

         WHEREAS, the Company desires to provide to each of you, rights to register the Common Stock of the Company owned by you.

         NOW, THEREFORE, as an inducement to each of you to consummate the transactions contemplated by the Underwriting Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Re stricted Stock (as defined herein) as follows:

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commis sion thereunder, all as the same shall be in effect at the time.

                  "Initial Shareholders" shall mean those persons who are signatories to this Agreement, and their successors and assigns, and other persons who may become holders of Restricted Stock.

                  "Initial Shareholder Shares" means all shares of Common Stock owned by the Initial Shareholders on the date hereof as set forth in Annex I hereto, as such shares may be adjusted from time to time in accordance with
Section 8 hereof.

                  "IPO" shall mean the initial public offering of the Company's Com mon Stock under the Securities Act.

                  "person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Public Sale" shall mean any sale of shares of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

                  "Registration Expenses" shall mean the expenses so described in Section 6 hereof.

                  "Restricted Stock" shall mean the shares of Common Stock issued to the Initial Shareholders or other persons which are required to bear a restrictive legend, excluding Initial Shareholder Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereun der, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
Section 6 hereof.

                  2.       Required Registration.
                           ---------------------

                           (a)      At any time on or after the 180 day
anniversary of the consummation of the IPO, the holders of at least 50% of the Restricted Stock outstanding at such time may request the Company to register all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the Company shall not be obligated to effect any such registration unless the proceeds to be realized in connection with such registration shall not reasonably be expected to be less than $1,000,000.

                           (b)      Promptly following receipt of any notice
under this Section 2, the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for Public Sale in accordance with the method of disposi tion specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders of Restricted Stock within thirty (30) days after their receipt of notice from the Company); provided, however, that the number of shares of Restricted Stock to be included in such an underwriting may be reduced pro rata among the requesting holders of Restricted Stock if and to the extent that the managing underwriter, if the proposed method of disposition specified by the requesting holders shall be an under written public offering, shall be of the opinion that such inclusion would materially adversely affect the marketing of the Restricted Stock. If such method of disposition shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock covered by the offering, which approval shall not be unreasonably withheld. Subject to paragraph (c) below, the Company shall be obligated to use its reasonable best efforts to cause the registration statement filed pursuant to this Section 2 to become effective not later than 90 (ninety) days after receipt of notice pursuant to Section 2. The Company shall be obligated to register

Restricted Stock pursuant to this Section 2 on two (2) occasions only; provided that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto; provided, however, that a registration statement shall not constitute a registration request pursuant to this Section 2 if (x) after such registration statement has become effective, such registration or the related offer, sale or distribution of Restricted Stock thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the holders of such Restricted Stock and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration statement are not satisfied or waived, other than by reason of a failure by any holder of such Restricted Stock.

                           (c)      Notwithstanding anything to the contrary in
this Agreement, the Company may delay for up to ninety (90) days the filing or effective ness of a registration statement pursuant to a request under this
Section 2 if the Board of Directors of the Company shall determine that such a registration would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request (provided that, if not so withdrawn, the Company will not have breached its obligations under this Section 2 during such delay period), in which case the requesting holders will not be deemed to have made a request for registration under this
Section 2.

                           (d)      The Company shall be entitled to include in
any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock (if any) to be sold.

                  3.       Form S-3 Registration.
                           ---------------------

                  If at any time (i) the Company shall receive from the holders of at least 50% of the Restricted Stock a written request or requests that the Company effect a registration of all or any portion of the shares of Restricted Stock on Form S-

3 or any successor thereto, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, the Company will:

                           (i) promptly give written notice of the proposed registra tion, and any related qualification or compliance, to all other holders of any shares of Restricted Stock; and

                           (ii)     as soon as practicable, effect such
         registration (in cluding, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regula tions issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Re stricted Stock as are specified in such request, together with all or such portion of the Restricted Stock of any holder or holders of Restricted Stock joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3 more than once in any 180-day period and provided further that the Company shall not be obligated to effect any such registration unless the proceeds to be realized in connection with such registration shall not reasonably be expected to be less than $1,000,000. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock so requested to be registered as soon as practicable after receipt of the request or requests of the holder or holders of Restricted Stock to do so.

Notwithstanding anything to the contrary in this Agreement, (i) the Company may delay for up to ninety (90) days the effectiveness of, and (ii) the Company may suspend for up to thirty (30) days, not more than once during the term of this Agreement, the effectiveness of, a registration statement pursuant to a request under this Section 3 if the Board of Directors of the Company shall determine such registration (or, in the case of a suspension of a registration, sales under such registration statement) would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request, in which case the requesting holders will not be deemed to have made a request for registration under this Section 3.

                           (a)      Commencing one year after the Company
becomes subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall use its reasonable best efforts to satisfy the registrant requirements applicable for use of registration statements on Form S-3 (or any successor form thereto) for the resale of securities by selling stockholders.

                           (b)      Registrations effected pursuant to this
Section 3 shall not be counted as requests for registration effected pursuant to
Section 2.

                  4. Incidental Registration. If the Company at any time (other than pursuant to Section 2 or 3 hereof) proposes to register any of its Common Stock under the Securities Act for sale for cash only to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public, a registration statement on Form S-3 to be filed by the Company to register shares of Common Stock issued in consideration for an acquisition, or a registration statement on Form S-1 covering solely an employee benefit plan), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within thirty (30) days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered; provided that nothing herein shall prevent the Company from abandoning or delaying any such registration at any time. In the event that any registration pursuant to this
Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the Company shall not be required to include any Restricted Stock in such underwritten offering unless the holder shall agree to the terms and conditions of the underwritten offering as agreed by the Company and the underwriters. The number of shares of Restricted Stock to be included in such an underwriting may be reduced pro rata among the requesting holders of Restricted Stock, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In such event, the Company shall be required to include in such registration, to the extent of the amount that the managing underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the Restricted Stock to be offered for the account of the holders pursuant to this Section 4, pro rata based on the number of shares of Restricted Stock owned by each such holder; and third, any other securities requested to be included in such underwritten offering.

                  5. Registration Procedures. If and whenever the Company is required by the provisions of Section 2, 3 or 4 hereof to use its reasonable best efforts or best efforts, as the case may be, to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                           (a)      prepare (and afford counsel for the selling
holders up to 10 business days' opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts or best efforts, as the case may be, to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                           (b)      prepare (and afford counsel for the selling
holders up to 10 business days' opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such regis tration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                           (c)      furnish to each seller and to each
underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the Public Sale or other disposition of the Restricted Stock covered by such registration statement;

                           (d)      use its reasonable best efforts or best
efforts, as the case may be, to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Restricted Stock owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

                           (e)      use its reasonable best efforts to list the
Restricted Stock covered by such registration statement with any securities exchange on which any Common Stock of the Company is then listed;

                           (f)      immediately notify each seller under such
registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (g)      use its reasonable best efforts or best
efforts, as the case may be (if the offering is underwritten and at the request of any seller of Restricted Stock), to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company, for the purposes of such registration, addressed to the underwriters and either addressed to such seller or specifically entitling such seller to rely thereupon, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                           (h)      make available for inspection by each
seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accoun tant or agent in connection with such registration statement.

                           (i)      cooperate with each seller of Restricted
Stock and each underwriter participating in the disposition of such Restricted Stock and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                           (j)      immediately notify each seller of Restricted
Stock of any stop order issued or threatened by the Commission.

For purposes of paragraphs (a) and (b) above and of Section 2(d) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Re stricted Stock covered thereby or six (6) months after the effective date thereof.

                  In connection with each registration hereunder, as a condition to the right to sell under any registration statement (a) the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws; (b) any such selling holder of Restricted Stock will enter into a written agreement with the underwriters and the Company in such form and containing such provisions as are customary in the securities business for such an arrangement between major under writers and companies of the Company's size and investment stature, and such selling holder of Restricted Stock will use its reasonable best efforts to cause its counsel to give any opinion customarily given, in connection with secondary distributions under similar circumstances; (c) during such time as any such selling holder of Restricted Stock may be engaged in a distribution of such stock, such selling holder of Restricted Stock will comply with all applicable laws and, to the extent required by such laws, will, among other things (i) not engage in any stabiliza tion activity in connection with the securities of the Company in contravention of such rules, (ii) distribute the Restricted Stock owned by such selling holder of Restricted Stock solely in the manner described in applicable registration statement or as otherwise permitted by law, (iii) cause to be furnished to each agent or broker-dealer to or through whom the Restricted Stock owned by such selling holder of Restricted Stock may be offered, or to the offeree if an offer is made directly by such holder, such copies of the applicable prospectus (as amended and supplemented to such date) and the documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Company shall have provided such selling holder of Restricted Stock with an adequate number of copies thereof and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company; and (d) on notice from the Company of the happening of any event specified in paragraph
(f) of Section 5 hereof or the suspension of effectiveness of the registration statement under Section 3, then such selling holder will cease offering or distributing the Restricted Stock until the Company notifies such selling holder that the offering and distribution of the Restricted Stock may recommence.

                  In connection with each registration pursuant to Sections 2, 3 and 4 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and compa nies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof; and provided, further, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

                  6. Expenses. All expenses incurred by the Company in comply ing with Sections 2, 3 or 4 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the NASD, transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and expenses of not more than one counsel for the Initial Shareholders (not more than $50,000 in fees for such counsel), but excluding any Selling Expenses, are herein called "Regis tration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses."

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 2, 3 and 4 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 2, 3 or 4 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  7.       Indemnification.
                           ----------------

                           (a)      In the event of a registration of any of the
Restricted Stock under the Securities Act pursuant to Section 2, 3 or 4 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omis sion or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the indemnity in this
Section 7 shall not apply to any amounts paid in settlement of any such loss, claim, damage or liability if settlement is affected without the consent of the Company, and (ii) the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registra tion statement or prospectus.

                           (b)      In the event of a registration of any of the
Restricted Stock under the Securities Act pursuant to Section 2, 3 or 4 hereof, to the extent permitted by law each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securi ties Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sec tion 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

                           (c)      Promptly after receipt by an indemnified
party here under of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reason able costs of investigation and of liaison with counsel so selected; provided, how ever, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are reasonable defenses available to it which are different from or addi tional to those available to the indemnifying party, or if the interests of the indemni fied party reasonably are in conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No settlement of any such claim, loss, damage, liability or action shall be made by the indemnified party without the prior written consent (not to be unreasonably withheld or delayed) of the indemnifying party.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemni fying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d)      If the indemnification provided for in
paragraphs (a) and (b) of this Section 7 is unavailable or insufficient to hold harmless an indemni fied party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, dam ages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 7. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to informa tion supplied by the Company, on the one hand, or the sellers of such Restricted Stock, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Re stricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The indemnification of underwriters provided for in this
Section 7 shall be on such other terms and conditions as are at the time customary and reason ably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                  8. Changes in Restricted Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

                  9. Rule 144 Reporting. The Company agrees with you as follows:

                           (a)      From and after such time as the Company
becomes subject to the reporting requirements of the Exchange Act, the Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

                           (b)      The Company shall file with the Commission
in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

                           (c)      The Company shall furnish to such holder of
Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Com pany, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

                  10. Holdback Agreement. If and to the extent requested by the Company, the Initial Shareholders agree (i) not to effect any public sale or distribu tion of any Restricted Stock or of any securities convertible into or exchangeable or exercisable for such Restricted Stock, including a sale pursuant to Rule 144, and (ii) not to make any request for a registration under Sections 2 or 3 of this Agreement, during the 120-day period or such shorter period agreed upon by such holder beginning thirty days prior to the anticipated effective date of a registration statement filed by the Company (except as part of such registration filed by the Company).

                  11. Effectiveness. This agreement shall become effective upon consummation of the IPO; provided, however, that if the IPO has not occurred on or prior to July 31, 1999, this agreement shall not become effective and shall be void.

                  12.      Miscellaneous.

                           (a)      All covenants and agreements contained in
this Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 7 hereof, shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock.

                           (b)      All notices, requests, consents and other
communica tions hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                  if to the Company, to it at 440 N. Orleans Street, Chicago, Illinois 60610, attention: Chief Financial Officer, facsimile number (312) 494-0273, with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606, attention: Rodd Schreiber, Esq., facsimile number (312) 407-0411;

                  if to any holder of Restricted Stock, to him, her or it, as the case may be, at its address as set forth on Annex I hereto or any subsequent address provided by such holder to the Company and the other Initial Shareholders;

                  or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock), or to the holders of Restricted Stock (in the case of the Company).

                           (c)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware.

                           (d)      This Agreement constitutes the entire
agreement of the parties with respect to the subject matter hereof. This Agreement may not be waived, modified or amended, nor may the Company grant any third party any registration rights more favorable than or inconsistent with any of those contained herein as long as any of the registration rights under this Agreement remains in effect, except in writing executed by the Company, the holders of a majority of the Initial Shareholders' Shares; provided, however, that any such amendment, modifica tion or waiver shall affect all of the holders of Initial Shareholders' Shares in the same manner and that no such amendment, modification or waiver that would adversely affect the rights or alter the obligations of any holder of Initial Sharehold ers' Shares hereunder or confer on any holder of Initial Shareholders' Shares any benefit not shared ratably by all of the other holders of Initial Shareholders' Shares will be effective without the prior written approval of any such adversely affected holder of Initial Shareholders' Shares.

                           (e)      This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (f)      If any provision of this Agreement shall be
held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                            Very truly yours,

                                            PRISM FINANCIAL CORPORATION


                                            By: /s/ Bruce C. Abrams
                                               ----------------------------
                                            Name:
                                            Title:

                                            /s/ Bruce C. Abrams
                                            ---------------------------------
                                            Bruce C. Abrams


                                            /s/ Terry A. Markus
                                            ---------------------------------
                                            Terry A. Markus


                                            /s/ Mark A. Filler
                                            ---------------------------------
                                            Mark A. Filler


                                            /s/ Abby Polin Reisler
                                            ---------------------------------
                                            Abby Reisler


                                            /s/ William D. Osenton
                                            ---------------------------------
                                            William D. Osenton


                                            /s/ Bruce P. Barbera
                                            ---------------------------------
                                            Bruce P. Barbera


                                            /s/ Robert Siefert
                                            ---------------------------------
                                            Robert Siefert

                                            CTC TRUST


                                            By: /s/ Thomas J. Pritzker
                                               ------------------------------
                                               Thomas J. Pritzker, Co-Trustee


                                            By: /s/ Marshall E. Eisenberg
                                               ------------------------------
                                            Name:  Marshall E. Eisenberg
                                            Title: Co-Trustee

                                            DONROSE TRUST


                                            By: /s/ Nicholas J. Pritzker
                                               ------------------------------
                                            Name:  Nicholas J. Pritzker
                                            Title: Trustee

                                            JBR TRUST #4


                                            By: /s/ Marshall E. Eisenberg
                                               ----------------------------
                                            Name:  Marshall E. Eisenberg
                                            Title: Trustee

                                            T&M CHILDREN'S TRUST


                                            By: /s/ Simon Zunamon
                                               ----------------------------
                                            Name:  Simon Zunamon
                                            Title: Trustee

                                            GEM VALUE/PRISM, LLC


                                            By: GEM Value Fund, L.P.


                                            By: GEM Value Partners, LLC


                                            By: /s/ Barry Malkin
                                               ----------------------------
                                            Name:  Barry Malkin
                                            Title: President

                                            ABRAMS CAPITAL TRUST


                                            By: /s/ Andrew S. Hochberg
                                               ----------------------------
                                            Name:  Andrew S. Hochberg
                                            Title:  Solely in his capacity as
                                                    Trustee

[Annex 1 intentionally omitted. Such annex will be supplied supplementally to the Securities and Exchange Commission upon its request.]